
           LOUISIANA POWER & LIGHT COMPANY
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1995
                      (Unaudited)

                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                         -----------------------------------------------------------
                                                               Before             In Present            After
                         ASSETS                              Transaction           Filing            Transaction
                                                         ------------------- ------------------- -------------------
                                                                               (In Thousands)

Utility Plant:
  Electric                                              $         4,864,083                     $         4,864,083
  Electric plant under lease                                        229,468                                 229,468
  Construction work in progress                                      74,130                                  74,130
  Nuclear fuel under capital lease                                   69,267                                  69,267
  Nuclear fuel                                                       14,049                                  14,049
                                                         ------------------- ------------------- -------------------
           Total                                                  5,250,997                               5,250,997
  Less - accumulated depreciation
   and amortization                                               1,706,469                               1,706,469
                                                         ------------------- ------------------- -------------------
           Utility plant - net                                    3,544,528                               3,544,528
                                                         ------------------- ------------------- -------------------
Other Property and Investments:
  Nonutility property                                                20,060                                  20,060
  Decommissioning trust fund                                         33,953                                  33,953
  Investment in subsidiary company - at equity                       14,230                                  14,230
  Other                                                               1,087                                   1,087
                                                         ------------------- ------------------- -------------------
           Total                                                     69,330                                  69,330
                                                         ------------------- ------------------- -------------------
Current Assets:
  Cash and cash equivalents:
    Cash                                                              3,720              (3,720)                  0
    Temporary cash investments - at cost,
      which approximates market -
      Associated companies                                            5,880                                   5,880
      Other                                                          62,990             (17,946)             45,044
                                                         ------------------- ------------------- -------------------
           Total cash and cash equivalents                           72,590             (21,666)             50,924
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $1.2 million)                            103,913                                 103,913
    Associated companies                                              8,278                                   8,278
    Other                                                             9,206                                   9,206
    Accrued unbilled revenues                                        73,132                                  73,132
  Accumulated deferred income taxes                                   6,079                                   6,079
  Materials and supplies - at average cost                           90,342                                  90,342
  Rate deferrals                                                     28,422                                  28,422
  Prepayments and other                                              14,931                                  14,931
                                                         ------------------- ------------------- -------------------
            Total                                                   406,893             (21,666)            385,227
                                                         ------------------- ------------------- -------------------
Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                                      3,945                                   3,945
  SFAS 109 regulatory asset - net                                   373,257                                 373,257
  Unamortized loss on reacquired debt                                40,508              21,321              61,829
  Other regulatory assets                                            23,981                                  23,981
 Other                                                               25,989                 345              26,334
                                                         ------------------- ------------------- -------------------
            Total                                                   467,680              21,666             489,346
                                                         ------------------- ------------------- -------------------
            TOTAL                                       $         4,488,431 $                 0 $         4,488,431
                                                         =================== =================== ===================


             LOUISIANA POWER & LIGHT COMPANY
                PRO FORMA BALANCE SHEET
                   SEPTEMBER 30, 1995
                      (Unaudited)

                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                         -----------------------------------------------------------
                                                               Before             In Present            After
             CAPITALIZATION AND LIABILITIES                  Transaction           Filing            Transaction
                                                         ------------------- ------------------- -------------------
                                                                               (In Thousands)
Capitalization:
  Common stock, no par value, authorized
    250,000,000 shares; issued and
    outstanding 165,173,180 shares                      $         1,088,900                     $         1,088,900
  Capital stock expense and other                                    (4,835)                                 (4,835)
  Retained earnings                                                 145,206                                 145,206
                                                         ------------------- ------------------- -------------------
          Total common shareholder's equity                       1,229,271                               1,229,271

  Preferred stock:
     Without sinking fund                                           160,500                                 160,500
     With sinking fund                                              100,009                                 100,009
  Long-term debt                                                  1,368,386                               1,368,386
                                                         ------------------- ------------------- -------------------
          Total                                                   2,858,166                               2,858,166
                                                         ------------------- ------------------- -------------------
Other Noncurrent Liabilities:
  Obligations under capital leases                                   41,267                                  41,267
  Other                                                              53,679                                  53,679
                                                         ------------------- ------------------- -------------------
          Total                                                      94,946                                  94,946
                                                         ------------------- ------------------- -------------------
Current Liabilities:
  Currently maturing long-term debt                                 110,260                                 110,260
  Notes payable:
    Associated companies                                                  0                                       0
    Other                                                                 0                                       0
  Accounts payable:
    Associated companies                                             45,239                                  45,239
    Other                                                            57,016                                  57,016
  Customer deposits                                                  56,363                                  56,363
  Taxes accrued                                                      82,284                                  82,284
  Interest accrued                                                   37,755                                  37,755
  Dividends declared                                                  5,239                                   5,239
  Deferred fuel cost                                                  1,161                                   1,161
  Obligations under capital leases                                   28,000                                  28,000
  Other                                                              13,718                                  13,718
                                                         ------------------- ------------------- -------------------
          Total                                                     437,035                                 437,035
                                                         ------------------- ------------------- -------------------
Deferred Credits:
  Accumulated deferred income taxes                                 862,417                                 862,417
  Accumulated deferred investment
    tax credits                                                     146,977                                 146,977
  Deferred interest - Waterford 3 lease obligation                   25,146                                  25,146
  Other                                                              63,744                                  63,744
                                                         ------------------- ------------------- -------------------
          Total                                                   1,098,284                               1,098,284
                                                         ------------------- ------------------- -------------------
          TOTAL                                         $         4,488,431 $                 0 $         4,488,431
                                                         =================== =================== ===================



             LOUISIANA POWER & LIGHT COMPANY
             PRO FORMA STATEMENT OF INCOME
         TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                      (Unaudited)

                                                                             Adjustments to Reflect
                                                                             Transactions Proposed
                                                         -----------------------------------------------------------
                                                               Before            In Present             After
                                                             Transaction           Filing            Transaction
                                                         ------------------- ------------------- -------------------
                                                                               (In Thousands)

Operating Revenues:                                     $         1,668,695 $                   $         1,668,695
                                                         ------------------- ------------------- -------------------
Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses                                 301,724                                 301,724
     Purchased power                                                338,702                                 338,702
     Nuclear refueling outage expenses                               18,066                                  18,066
     Other operation and maintenance                                304,607                                 304,607
  Depreciation and decommissioning                                  158,281                                 158,281
  Taxes other than income taxes                                      56,549                                  56,549
  Income taxes                                                       87,946                                  87,946
  Amortization of rate deferrals                                     28,422                                  28,422
                                                         ------------------- ------------------- -------------------
        Total                                                     1,294,297                               1,294,297
                                                         ------------------- ------------------- -------------------
Operating Income                                                    374,398                                 374,398
                                                         ------------------- ------------------- -------------------
Other Income (Deductions):
  Allowance for equity funds used
   during construction                                                2,158                                   2,158
  Miscellaneous - net                                                 2,178                                   2,178
  Income taxes                                                          (34)                                    (34)
                                                         ------------------- ------------------- -------------------
        Total                                                         4,302                                   4,302
                                                         ------------------- ------------------- -------------------
Interest Charges:
  Interest on long-term debt                                        130,380                                 130,380
  Other interest - net                                                6,959                                   6,959
  Allowance for borrowed funds used
   during construction                                               (1,964)                                 (1,964)
                                                         ------------------- ------------------- -------------------
        Total                                                       135,375                                 135,375
                                                         ------------------- ------------------- -------------------
Net Income                                                          243,325                                 243,325

Preferred Stock Dividend Requirements
 and Other                                                           21,828                                  21,828
                                                         ------------------- ------------------- -------------------
Earnings Applicable to Common Stock                     $           221,497 $                 0 $           221,497
                                                         =================== =================== ===================



            LOUISIANA POWER & LIGHT COMPANY
        PRO FORMA STATEMENT OF RETAINED EARNINGS
         TWELVE MONTHS ENDED SEPTEMBER 30, 1995
                      (Unaudited)

                                                             Adjustments to Reflect
                                                             Transactions Proposed
                                                         -----------------------------------------------------------
                                                               Before             In Present            After
                                                             Transaction           Filing            Transaction
                                                         ------------------- ------------------- -------------------
                                                                               (In Thousands)

Retained Earnings - October 1, 1994                     $           134,409 $                   $           134,409
Add
  Net Income                                                        243,325                                 243,325
                                                         ------------------- ------------------- -------------------
               Total                                                377,734                                 377,734
                                                         ------------------- ------------------- -------------------

  Deduct:
   Dividends declared on common stock                               210,700                                 210,700
   Dividends declared on preferred stock                             21,134                                  21,134

   Preferred stock expense                                              694                                     694
                                                         ------------------- ------------------- -------------------
               Total                                                232,528                                 232,528
                                                         ------------------- ------------------- -------------------

Retained Earnings - September 30, 1995                  $           145,206 $                 0 $           145,206
                                                         =================== =================== ===================


LOUISIANA POWER & LIGHT COMPANY
ADJUSTMENTS TO REFLECT TRANSACTIONS PROPOSED IN PRESENT FILING
AT SEPTEMBER 30, 1995





                                                        Entry No. 1

Unamortized loss on reacquired debt             21,321
      Unamortized debt expense                                   2,871
      Cash                                                      18,450

     To record early redemption of Secured Lease Obligation Bonds, at various maturity dates and at various interest rates.


                                                        Entry No. 2

Unamortized debt expense                         3,216
      Cash                                                       3,216

     To record the initial expenses incurred in connection with issuance of refunding bonds of Owner Participant.


                                                        Entry No. 3

Cash                                            17,946
      Temporary Cash Investments                                17,946

     To reclass negative cash balance.



The effect of the refinancing on future lease payments cannot be determined, therefore, the pro forma financial statements do not show the effect of the refinancing on future lease payments. However, as stated in the U-1, LP&L will not enter into the refinancing transactions "unless (a) the estimated present value savings derived from the net difference between interest payments on a new issue of comparable securities and those securities refunded is, on an after-tax basis, greater than the present value of all redemption and issuing costs, assuming an appropriate discount rate, determined on the basis of the then estimated after-tax cost of capital of Entergy and its subsidiaries on a consolidated basis, or (b) the Company shall have notified the Commission of the proposed refinancing transaction amendment and obtained appropriate supplemental authorization from the Commission."